CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into Westport Resources Corporation's previously filed Registration Statement File No. 333-68878.

/s/ ARTHUR ANDERSEN LLP ARTHUR ANDERSEN LLP
Denver, Colorado, March 19, 2002.